Consent of Independent Registered Public Accounting Firm

To the Board of Directors of

Calvert Variable Products, Inc:

We consent to the use of our reports dated February 24, 2013, with respect to the financial statements of the [Calvert Inflation Protected Plus Portfolio][Calvert VP Investment Grade Bond Index Portfolio] as of December 31, 2013, incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.

[SIGNATURE]

Philadelphia, Pennsylvania

August 28, 2014